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Exhibit 5.1

February 26, 2004

Overstock.com, Inc.
6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121

Ladies and Gentlemen:

        We have acted as counsel to Overstock.com, Inc., a Delaware corporation (the "Company"), in connection with the proposed offering by the Company from time to time of up to 2,500,000 shares of the Company's common stock (the "Stock"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering of the Stock from time to time pursuant to Rule 415 under the Securities Act.

        We have examined originals or copies certified by officers of the Company of (a) the Amended and Restated Certificate of Incorporation and By-laws of the Company, each as amended to date, (b) certain resolutions adopted by the Board of Directors of the Company, and (c) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

        Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

        (1)   the Company is validly existing and in good standing as a corporation under the laws of the State of Delaware; and

        (2)   the issuance of the Stock has been duly authorized, and when the terms of its issue and sale have been duly established, and the Registration Statement, as finally amended (including all necessary post-effective amendments thereto) has become effective under the Securities Act, and an appropriate prospectus supplement has been prepared, delivered and filed in compliance with the Securities Act and the rules and regulations thereunder, upon the issuance and delivery of the Stock as set forth in the Registration Statement, and upon receipt by the Company of the purchase price therefor in cash or other lawful consideration in an amount per share not less than the par value thereof, the Stock will be validly issued, fully paid and nonassessable.

        The foregoing opinion is based on and limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the relevant law of the United States of America, and we render no opinion with respect to the law of any other jurisdiction.

        We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement and to the references to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations thereunder.

Very truly yours,

Bracewell & Patterson, L.L.P.

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  Exhibit 5.1